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                                                                    EXHIBIT 99.2

                             JOINT FILING STATEMENT

     Each of the undersigned agrees that (i) the Statement on Amendment No. 1 to
Schedule 13D relating to the Common Stock, par value $0.01 per share, of Prize Energy Corp. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Amendment No. 1 to Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them and (iii) the provisions of 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This Agreement may be terminated with respect to the obligations to jointly file future amendments to such Statement on Schedule 13D as to either of the undersigned upon such person giving written notice thereof to the other person signatory hereto, at the principal office thereof.

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Dated: April 6, 2000              PIONEER NATURAL RESOURCES COMPANY



                                  By:  /s/    Mark L. Withrow
                                     --------------------------------------
                                       Name:  Mark L. Withrow
                                       Title: Executive Vice President


Dated: April 6, 2000              PIONEER NATURAL RESOURCES USA, INC.



                                  By:  /s/    Mark L. Withrow
                                     --------------------------------------
                                       Name:  Mark L. Withrow
                                       Title: Executive Vice President
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